Exhibit 99.1

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (this “Amendment”) is made as of this 3rd day of November 2016, by and between DWF IV ONE KENDALL, LLC, a Delaware limited liability company having an address c/o Divco West Real Estate Services, Inc., One Kendall Square, Cambridge, Massachusetts 02139, Attention:  Property Manager (“Landlord”) and CATABASIS PHARMACEUTICALS, INC., a Delaware corporation having a mailing address at One Kendall Square, Building 1400, Suite B14202, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                   Reference is made to a certain Lease Agreement dated December 17, 2010 (the “Original Lease”), by and between RB Kendall Fee, LLC, as landlord, and Tenant, as tenant, as amended by a First Amendment of Lease dated as of December 21, 2011 (the “First Amendment”), a Letter dated April 17, 2012, and a Second Amendment of Lease dated as of July 16, 2015 (the “Second Amendment;” as so amended, the “Lease”), demising approximately 18,876 rentable square feet of space consisting of approximately 14,817(1) rentable square feet of space on the second (2nd) floor of Building 1400 (such space, the “Second Floor Premises;” such building, the “Building”) and approximately 4,059 rentable square feet of space on the third (3rd) floor of the Building (the “Third Floor Premises;” collectively with the Second Floor Premises, the “Premises”) in One Kendall Square, Cambridge, Massachusetts. Capitalized terms used, but not defined herein, shall have the same meaning as in the Lease.

B.                                  Landlord is the successor to RB Kendall Fee, LLC, and Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                  The term of the Lease expires on June 30, 2017.

D.                                  Landlord and Tenant now desire to amend the Lease to extend the term of the Lease beyond June 30, 2017, all as more particularly set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                      Extension of Term. The term of the Lease is hereby extended beyond June 30, 2017 for the period beginning on July 1, 2017 and ending on June 30, 2018 (the “Additional Term”).  The Additional Term shall be upon all of the same terms and conditions of the Lease in effect as of the date hereof except as otherwise set forth herein.  Tenant acknowledges and agrees that it currently occupies the Premises and is familiar with the condition thereof and that the Premises is leased to Tenant in “As-Is” condition without any representation or warranty, express

(1)  Due to a scrivener’s error, the Second Amendment incorrectly indicated that the square footage of the Second Floor Premises consists of 14,784 rentable square feet, which calculation does not include the thirty-three (33) additional rentable square feet added to the Second Floor Premises pursuant to Section 1 of the First Amendment.

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or implied, as to the condition or fitness for Tenant’s use thereof. Tenant agrees that Landlord has no work to perform in or on the Premises to prepare same for Tenant’s use and occupancy.

2.                                      Payment of Yearly Rent For and During the Period Commencing March 1, 2017 and Continuing Through the Additional Term.  Notwithstanding the provisions of Section 4 of the First Amendment, for and during the period commencing on March 1, 2017 and continuing through the Additional Term, in addition to all other amounts due and payable by Tenant under the Lease, Tenant shall pay to Landlord monthly installments of Yearly Rent at the rate set forth below and otherwise as set forth in the Yearly Rent payment provisions of the Lease:

Period	Monthly Rent
March 1, 2017 — June 30, 2018	$113,256.00

3.                                      Payment of Operating Expense Share and Tax Share For and During the Additional Term.  In addition to the payment of Yearly Rent for the Premises, for and during the Additional Term, (a) with respect to the Second Floor Premises, Tenant shall also pay the Operating Expense Share pursuant to Section 9.3 of the Original Lease (as modified by Section 5 of the First Amendment) and the Tax Share pursuant to Section 9.2 of the Original Lease (as modified by Section 5 of the First Amendment), and (b) with respect to the Third Floor Premises, Tenant shall also pay the Operating Expense Share and Tax Share pursuant to Section 5 of the Second Amendment.

4.                                      Electricity Payments For and During Additional Term.  In addition to the Yearly Rent and other amounts payable under the Lease, for and during the Additional Term, Tenant shall continue to be obligated to pay for its electricity usage in the Premises in accordance with the provisions of (a) Article 8 of the Original Lease and Section 5 of the First Amendment with respect to the Second Floor Premises, and (b) Section 6 of the Second Amendment with respect to the Third Floor Premises.

5.                                      Further Extension.  Tenant acknowledges and agrees that, notwithstanding anything in the Lease to the contrary, Tenant shall have no further right to extend the term of the Lease beyond the Additional Term.  Accordingly, (a) Section 29.15 of the Lease is hereby deleted, and (b) on or before June 30, 2018, Tenant shall quit, vacate and yield-up the Premises in broom clean condition and free from all personal property, furniture, fixtures, inventory and equipment and otherwise in accordance with the surrender provisions of the Lease, including, without limitation, the decommissioning requirements set forth in Section 29.11(f) of the Lease and Section 8 of the Second Amendment.

6.                                      Brokers.  Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Newmark Grubb Knight Frank and CB Richard Ellis/New England (collectively, the “Brokers”).  Any fees payable to the Brokers are the responsibility of Landlord pursuant to separate written agreement with the Brokers.  Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment.

7.                                      Tenant’s Continuing Obligation To Maintain Letter of Credit Under Section 29.13 of the Lease.  Landlord is currently holding, as security for Tenant’s obligations under the Lease, the Letter of Credit described in Section 29.13 of the Lease in the amount of $113,098.06 (the “Letter of Credit”).  For and during the Additional Term: (a) Landlord shall continue to hold the Letter of Credit as security for Tenant’s obligations under the Lease; (b) Landlord shall have the right to draw down the Letter of Credit, if necessary, in accordance with the provisions of Section 29.13 of the Lease; and (c) Tenant shall be obligated to comply with the provisions of Section 29.13 with respect to maintaining, reviewing and replacing, as necessary, the Letter of Credit.

8.                                      Counterpart Execution.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully executed original Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart.  Additionally, telecopied or e-mailed signatures may be used in place of original signatures on this Amendment.  Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

9.                                      Miscellaneous. In all other respects, the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

10.                               Authorization to Execute.  Tenant represents and warrants to Landlord that the person signing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment on behalf of Tenant in accordance with a duly adopted resolution or other applicable authorization of Tenant, and that this Amendment is binding upon Tenant in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Amendment.

11.                               No Reservation.  Preparation of this Amendment by Landlord or Landlord’s attorney and the submission of this Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Premises.  This Amendment shall not be binding or effective until this Amendment shall have been executed and delivered by each of the parties hereto, and Landlord reserves the right to withdraw this Amendment upon written notice to Tenant from consideration or negotiation at any time prior to Landlord’s execution and delivery of this Amendment, which withdrawal shall be without prejudice, recourse or liability.

[Signatures on Following Page]

IN WITNESS WHEREOF the parties hereto have executed this Third Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:

DWF IV ONE KENDALL, LLC, a Delaware limited liability company

	By:	Divco West Real Estate Services, Inc.,
a Delaware corporation, its Agent

		By:	/s/ James Teng
Name: James Teng
Title: Senior Managing Director

TENANT:

CATABASIS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Jill C. Milne
Name: Jill C. Milne
Title: Chief Executive Officer